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                                                                     EXHIBIT 21

                   SUBSIDIARIES OF DAMARK INTERNATIONAL, INC.


                                                  State of Incorporation
                                            ----------------------------------
    Damark Financial Services, Inc.                     Minnesota
    Texas Telemarketing, Inc.                           Minnesota